Exhibit 99.1
Summary Historical and Pro Forma Consolidated Financial Information
The following table sets forth summary historical and unaudited pro forma consolidated financial information of TH Holdings for the periods and dates indicated. The summary historical balance sheet data as of December 31, 2014 and 2015 and the statement of comprehensive earnings and cash flow data for the years ended December 31, 2013, 2014 and 2015 have been derived from TH Holdings’ audited consolidated financial statements included elsewhere in this offering memorandum. The summary historical balance sheet data as of September 30, 2016 and the statement of comprehensive earnings and cash flow data for the nine months ended September 30, 2015 and September 30, 2016 have been derived from TH Holdings’ unaudited condensed consolidated financial statements included elsewhere in this offering memorandum. The summary historical consolidated balance sheet data as of December 31, 2013 has been derived from TH Holdings’ audited consolidated financial statements not included in this offering memorandum. The summary historical balance sheet data as of September 30, 2015 has been derived from TH Holdings’ unaudited condensed consolidated financial statements not included in this offering memorandum.
The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for those periods. Results for the nine-month period ended September 30, 2016 are not necessarily indicative of the results that may be expected for the full year. Our audited consolidated financial statements and unaudited historical condensed financial statements included elsewhere in this offering memorandum do not reflect the impact of the Transactions.
The summary unaudited pro forma consolidated balance sheet data as of September 30, 2016 gives effect to the Transactions and the other acquisitions described therein as if they had occurred on September 30, 2016. The summary unaudited pro forma consolidated statement of operations data for the twelve months ended September 30, 2016 has been derived by taking the unaudited pro forma consolidated statement of operations data for the year ended December 31, 2015, adding the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 30, 2016, and subtracting the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 30, 2015. See “Unaudited Pro Forma Combined Financial Information.”
The summary unaudited pro forma consolidated financial data for the twelve months ended September 30, 2016 have been included in this offering memorandum in order to provide investors with pro forma information for the latest practicable twelve-month period. The Merger will be accounted for using the acquisition method of accounting. The pro forma adjustments reflect adjustments required under GAAP for business combinations and other adjustments which are based upon, among other things, preliminary estimates of fair market values of assets acquired and liabilities assumed and certain assumptions that we believe are reasonable. Revisions to the preliminary estimates of fair market value may have a significant impact on the pro forma amounts of total assets, total liabilities and equity, depreciation and amortization expense, interest expense and income tax expense. The actual adjustments related to the Transactions will be made as of the closing date of the Merger and the Transactions and may differ from those reflected in the summary unaudited pro forma consolidated financial data presented below. Such differences may be material. The summary unaudited pro forma consolidated financial data are for informational purposes only and do not purport to represent what our results of operations or financial position actually would be if the Merger, the Transactions and the other acquisitions provided for therein had occurred at any date, nor do such data purport to project the results of operations for any future period or as of any future date.
The following historical and unaudited pro forma consolidated financial information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the notes thereto included elsewhere in this offering memorandum, IPC and its subsidiaries’ historical consolidated financial statements and the notes thereto incorporated by reference herein as well as the information included under the headings “The Transactions,” “Unaudited Pro Forma Combined Financial Information,” “Selected Financial Information.”

	Year Ended December 31,			Nine Months Ended September 30,		Pro Forma Twelve Months Ended September 30, 2016
(dollars in thousands)	2013	2014	2015	2015	2016
				(unaudited)		(unaudited)
Statement of comprehensive earnings data:
Net revenues before provision for uncollectibles	$4,313,848	$4,800,883	$5,999,458	$4,390,682	$5,581,210	$7,689,287
Provision for uncollectibles	1,930,253	1,981,240	2,402,211	1,773,062	2,181,499	3,003,821
Net revenues	2,383,595	2,819,643	3,597,247	2,617,620	3,399,711	4,685,465
Cost of services rendered (exclusive of depreciation and amortization shown separately below)
Professional service expenses	1,867,817	2,179,837	2,836,474	2,058,876	2,703,436	3,704,000
Professional liability costs	74,185	97,609	107,505	81,371	114,351	148,034
General and administrative expenses (includes contingent purchase and other acquisition compensation expense of $12,230, $28,669, $23,962, $30,637 and $17,293 for the nine months ended September 30, 2015 and 2016 and for the years ended December 31, 2013, 2014 and 2015, respectively)	228,911	281,054	308,193	219,214	300,925	427,865
Other (income) expenses, net	(4,536)	(4,588)	(1,935)	(182)	(7,947)	(9,700)
Depreciation	17,070	20,886	24,581	17,423	25,081	32,940
Amortization	37,550	55,647	83,581	62,085	71,425	93,119
Interest expense, net	14,910	15,050	30,986	14,132	90,255	191,677
Loss on refinancing of debt	—	3,648	—	—	1,069	1,069
Transaction, integration, and other reorganization costs	3,809	7,179	58,301	7,170	48,337	99,468
Earnings before income taxes	143,879	163,321	149,561	157,531	52,779	(3,005)
Provision for income taxes	56,313	65,232	66,786	65,178	22,579	(3,344)
Net earnings	87,566	98,089	82,775	92,353	30,200	338
Net earnings (loss) attributable to noncontrolling interest	157	351	64	(78)	266	408
Net earnings attributable to Team Health Holdings, Inc.	$87,409	$97,738	$82,711	$92,431	$29,934	$(70)

	As of December 31,			As of September 30,		Pro Forma as of September 30, 2016
(dollars in thousands)	2013	2014	2015	2015	2016
				(unaudited)		(unaudited)
Balance sheet data:
Cash and cash equivalents	$32,331	$20,094	$28,563	$18,194	$15,315	$—
Working capital(1)	64,258	(143,054)	169,245	(39,765)	(130,623)	302,490
Total assets(2)	1,355,553	1,967,802	4,060,842	2,144,179	4,470,575	7,240,783
Total debt(3)	495,706	798,330	2,406,263	755,000	2,689,105	3,615,000
Total shareholders’ equity including noncontrolling interests	268,481	422,636	646,688	569,408	718,151	2,622,339

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30, 2016
(dollars in thousands except ratios and percentages)	2013	2014	2015	2015	2016
Cash flow data:
Net cash provided by operating activities	$154,409	$198,663	$145,824	$131,943	$107,425
Net cash used in investing activities	(194,089)	(543,017)	(1,636,780)	(127,381)	(401,039)
Net cash (used in) provided by financing activities	30,771	332,117	1,499,425	(6,462)	280,366
Other financial data and credit statistics:
Adjusted EBITDA(4)	251,268	325,234	387,539	289,812	346,535	$444,262
Management Pro Forma Adjusted EBITDA(4)	—	—	—	—	—	527,683
Pro forma interest expense(5)	—	—	—	—	—	191,677
Pro forma total debt	—	—	—	—	—	3,615,000
Ratio of pro forma total debt to Management Pro Forma Adjusted EBITDA	—	—	—	—	—	6.85x
Ratio of pro forma total debt less cash to Management Pro Forma Adjusted EBITDA	—	—	—	—	—	6.85x
Maintenance capex(6)	21,378	24,576	40,690	31,123	22,186	31,753
Acquisition capex(7)	188,212	580,758	1,625,404	128,557	419,132	1,915,979
Ratio of Adjusted EBITDA to pro forma interest expense	—	—	—	—	—	2.75x
Adjusted EBITDA less maintenance capex	229,890	300,658	346,849	258,689	324,349	412,509
Cash flow conversion(8)	91.5%	92.4%	89.5%	89.3%	93.6%	92.9%

(1)
Working capital means current assets minus current liabilities.

(2)
On an ongoing basis, we evaluate whether facts and circumstances indicate any impairment of the value of our intangible assets. Our most recent evaluation of the indication of an impairment occurred in the fourth quarter of 2016 and indicated a potential impairment related to the value of intangibles from the acquisition of IPC. We are currently in the process of finalizing the assessment of the value of the potential impairment that will be recognized in the financial results for the fourth quarter of 2016. We believe that the final value of the impairment will be significant but will not exceed $1.2 billion.

(3)
Includes current portion of long-term debt.

(4)
We present Adjusted EBITDA and Management Pro Forma Adjusted EBITDA as supplemental measures of our performance. We present Adjusted EBITDA and Management Pro Forma Adjusted EBITDA because we believe they assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted EBITDA and Management Pro Forma Adjusted EBITDA are not measurements of financial performance under generally accepted accounting principles. In evaluating our performance as measured by Adjusted EBITDA and Management Pro Forma Adjusted EBITDA, management recognizes and considers the limitations of these measures. Adjusted EBITDA and Management Pro Forma Adjusted EBITDA do not reflect certain cash expenses that we are obligated to make, and although depreciation and amortization are non-cash charges, assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Management Pro Forma Adjusted EBITDA do not reflect any cash requirements for such replacements. In addition, other companies in our industry may calculate Adjusted EBITDA and Management Pro Forma Adjusted EBITDA differently than we do or may not calculate them at all, limiting their usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA and Management Pro Forma Adjusted EBITDA should not be considered in isolation or as substitutes for net earnings, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.

The following unaudited table sets forth a reconciliation of net earnings attributable to TH Holdings to Adjusted EBITDA and Management Pro Forma Adjusted EBITDA:

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30, 2016
(dollars in thousands)	2013	2014	2015	2015	2016
Net earnings attributable to Team Health Holdings, Inc.	$87,409	$97,738	$82,711	$92,431	$29,934	$20,214
Interest expense, net	14,910	15,050	30,986	14,132	90,255	107,109
Provision for income taxes	56,313	65,232	66,786	65,178	22,579	24,187
Depreciation	17,070	20,886	24,581	17,423	25,081	32,239
Amortization	37,550	55,647	83,581	62,085	71,425	92,921
Other (income) expenses, net(a)	(4,536)	(4,588)	(1,935)	(182)	(7,947)	(9,700)
Loss on extinguishment and refinancing of debt(b)	—	3,648	—	—	1,069	1,069
Contingent purchase and other acquisition compensation expense(c)	23,962	30,637	17,293	12,230	28,669	33,732
Transaction, integration and reorganization costs(d)	3,809	7,179	58,301	7,170	48,337	99,468
Equity based compensation expense(e)	9,889	16,152	17,538	13,197	20,531	24,872
Insurance subsidiaries interest income	1,795	2,012	2,108	1,558	1,630	2,180
Severance and other charges	3,097	8,553	5,589	4,590	688	1,687
Actuarial adjustment associated with prior periods	—	7,088	—	—	—	—
Professional liability loss reserve adjustments associated with prior years(f)	—	—	—	—	14,284	14,284
Adjusted EBITDA	$251,268	$325,234	$387,539	$289,812	$346,535	$444,262
Out-of-period revenue adjustments(g)						(5,006)
Out-of-period adjustment for IPC purchase accounting(h)						(3,681)
Out-of-period adjustment for workers’ compensation reserve(i)						528
Non-cash joint venture equity income(j)						(3,972)
Pro forma full-year acquisition adjustments(k)						37,652
IPC synergies(l)						53,861
Start-up losses associated with new customer contracts(m)						4,039
Management Pro Forma Adjusted EBITDA						$527,683

(a)
Reflects gain or loss on sale of assets, realized gains on investments, and changes in fair value of investments associated with our non-qualified retirement plan.

(b)
For the year ended December 31, 2014, reflects the write-off of deferred financing costs of  $2.7 million from our term loan facility that was refinanced by the Existing Credit Facility as well as certain fees and expenses associated with the amendment and restatement of such credit facility. For the nine months ended September 30, 2016, reflects the write-off of deferred financing costs of  $0.9 million from the Existing Tranche B Term Loan Facility (as defined below) as well as certain fees and expenses associated with the repricing amendment of the Existing Tranche B Term Loan Facility.

(c)
Reflects expense recognized for historical and estimated future contingent payments and other compensation expense activity associated with acquisitions.

(d)
Reflects expenses associated with accounting, legal, due diligence, other transaction fees related to acquisition activity. For the twelve months ended September 30, 2016, this includes (i) IPC-related transaction expenses of  $14.4 million of accelerated vesting of stock options, $10.3 million of debt issuance costs, $10.1 million of advisory fees, $8.3 million of initial severance costs, $3.8 million of legal costs of IPC Healthcare, Inc. (“IPC”) paid by TH Holdings, $7.4 million of IPC severance costs from the IPC restructuring and $16.8 million of consulting, legal and other costs, and (ii) non-IPC related transaction expenses of  $5.3 million of activist defense advisory fees, $3.0 million of strategic alternatives exploration costs, $6.9 million of severance — reorganization of legacy operations costs, $3.4 million of consulting fees, $8.8 million of executive transition costs and $1.1 million of legacy acquisition transaction costs.

(e)
Reflects costs related to options and restricted shares granted under our equity based compensation plan, excluding $3.9 million of equity based compensation expense for the nine months ended September 30, 2016, primarily associated with changes in executive leadership.

(f)
Reflects $14.3 million reserved in the first quarter of 2016 to settle two professional liability claims from 2010 and 2012. This is an out-of-period expense.

(g)
Reflects adjustment to record income in the periods in which the original episode of care or date of service occurred. This adjustment was driven by higher than expected collections in 2015 compared to estimated revenues and a settlement with a managed care provider that included payments for volumes from prior periods.

(h)
Reflects a revaluation adjustment to the IPC balance sheet as part of purchase accounting.

(i)
Reflects a recalculation of the workers’ compensation reserves.

(j)
Reflects an adjustment to exclude the equity income earned from joint venture investments on the basis that such amounts are non-cash.

(k)
Reflects a run-rate adjustment for mergers and acquisitions completed in 2015 and 2016 (as if completed on January 1, 2015).

(l)
Reflects approximately $22 million of synergies actioned but not yet realized through September 30, 2016 and approximately $32 million of prospective synergies expected to be realized over 2017 and 2018, in each case with respect to the IPC transaction as summarized below:

IPC synergies reconciliation(1)
		Not Yet Realized		Full Potential
(dollars in millions)	Realized	Actioned	Prospective
Executive team and duplicative public company costs	$4	$2	$1	$8
Operations / headcount to consolidate markets	8	7	5	20
Corporate costs including health / dental insurance plans	4	4	(1)	7
Revenue cycle / IT: physician training and headcount	—	—	2	2
Cost synergy subtotal EBITDA impact	$16	$14	$7	$38
Managed care pricing: migrating IPC onto Team Health rates / contracts	$3	$6	$14	$23
Billing: AR intelligence software to improve collections	—	1	9	10
Improved subsidies from hospitals on IPC contracts	—	1	2	3
Operating synergy subtotal EBITDA impact	$4	$8	$25	$37
Total potential IPC synergy EBITDA impact	$20	$22	$32	$74

(1)
For the twelve months ended September 30, 2016.

We may not be successful in achieving these synergies within this period, or at all. See “Risk Factors — Risk Factors Related to Our Business — If we are not able to find suitable acquisition candidates or successfully integrate completed acquisitions, including the IPC transaction, into our current operations, we may not be able to profitably operate our consolidated company.”
(m)
Reflects add-back for start-up costs for new ED contracts with an existing customer that incurred premium physician labor costs for the accelerated launch.

(5)
Calculated using the estimated interest expense for the first 12 months following the consummation of the Transactions. The interest expense reflects estimated interest rates to be effective upon the closing of the Transactions at an assumed weighted average interest rate of 5.09%. A 0.25% increase in the expected rate of interest of our indebtedness would increase our annual interest expense by approximately $9.0 million.

(6)
Maintenance capex consist of purchases of property and equipment; acquisition capex consists of cash paid for acquisitions, net of cash acquired.

(7)
Acquisition capex includes contingent purchase expense associated with acquisitions.

(8)
Cash flow conversion is defined as the ratio of Adjusted EBITDA less maintenance capex to Adjusted EBITDA.

Our business may be adversely affected if the PPACA is repealed in whole or in part or if certain aspects of the PPACA that are beneficial to our business are repealed or changed.
The PPACA remains subject to legislative efforts to repeal or modify the law or delay the implementation of certain aspects of the law. Efforts to date have generally been unsuccessful as a result of the balance of power in Congress and the President’s veto power. However, the recent Presidential and Congressional elections, which resulted in the election of the Republican presidential nominee and Republican majorities in both houses of Congress, may result in additional efforts to repeal or modify the law or to delay the implementation of certain aspects of the PPACA. We estimate that if the PPACA had been repealed in its entirety effective January 1, 2016, our annual pro forma net income before income taxes would have been adversely impacted by $30 million and we would not realize an incremental estimated $30 million in the event of a full expansion of the PPACA; however, because of the many variables and assumptions involved in preparing this estimate, including uncertainty regarding how hospital partners, individuals and employers may respond in the event the PPACA is repealed, the actual impact of any such change may differ materially from our estimate. If the PPACA is repealed or modified, or if implementation of certain aspects of the PPACA are delayed, such repeal, modification or delay may materially adversely impact our business, strategies, prospects, operating results or financial condition. In addition, the potential proposals for the PPACA replacements may have an adverse impact on our business. We are unable to predict the full impact of any repeal, modification or delay in the implementation of the PPACA on us at this time.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The information below set forth the unaudited pro forma combined financial information for Team Health Holdings, Inc. (“Team Health”) and its subsidiaries gives effect to (i) the net proceeds from the notes offered hereby, together with borrowings under our New Senior Secured Credit Facilities and cash equity contributions by certain investment funds affiliated with the sponsors, to pay the cash purchase price for the acquisition of Team Health by the Sponsor, refinance our existing indebtedness, and pay related costs, fees, premiums, and expenses (collectively, the “Transactions”) and (ii) the other acquisitions consumated by us and IPC during the fiscal year ended December 31, 2015, the nine month period ended September 30, 2015, and our acquisition of FEP and Evergreen Emergency Services on October 1, 2016 (collectively, the “Acquisitions”).
With respect to the financing transactions, the unaudited pro forma financial information is based on the assumption that Team Health will incur $2.600 billion of term loans under the New Term Loan Facility, issue $1.015 billion of notes offered hereby, and enter into a $400.0 million New Revolving Credit Facility in connection with the Transactions.
The unaudited pro forma balance sheet as of September 30, 2016 reflects the Transactions as if each occurred on September 30, 2016. The unaudited pro forma statements of operations reflects the Transactions and the Acquisitions as if each occurred on January 1, 2015.
The unaudited pro forma statement of operations for the year ended December 31, 2015 combines the audited consolidated statement of operations of Team Health for the year ended December 31, 2015 and the unaudited consolidated statement of operations for Team Health’s and IPC’s completed 2015 and 2016 acquisitions for the period from January 1, 2015 to the closing of such acquisitions (or, if earlier, December 31, 2015), and applies pro forma adjustments as described herein.
The unaudited pro forma statement of operations for the nine months ended September 30, 2016 combines the unaudited consolidated statement of operations of Team Health for the nine months ended September 30, 2016 and the unaudited consolidated statement of operations for Team Health’s completed 2016 acquisitions for the period from January 1, 2016 to the closing of such acquisitions (or, if earlier, September 30, 2016), and applies pro forma adjustments as described herein.
The unaudited pro forma statement of operations for the nine months ended September 30, 2015 combines the unaudited consolidated statement of operations of Team Health for the nine months ended September 30, 2015 and the unaudited consolidated statement of operations for Team Health’s completed 2015 and 2016 acquisitions for the period from January 1, 2015 to the closing of such acquisitions (or, if earlier, September 30, 2015), in addition to the unaudited consolidated statement of operations of IPC for the nine months ended September 30, 2015 and IPC’s completed 2015 acquisitions and the unaudited consolidated statement of operations for IPC’s completed 2015 acquisitions for the period from January 1, 2015 to the closing of such acquisitions (or, if earlier, September 30, 2015), and applies pro forma adjustments as described herein.
The unaudited pro forma consolidated statement of operations data for the twelve months ended September 30, 2016 has been derived by taking the unaudited pro forma consolidated statement of operations data for the year ended December 31, 2015, adding the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 30, 2016, and subtracting the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 30, 2015.
The adjustments necessary to fairly present the unaudited pro forma combined financial information have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma financial information. The pro forma adjustments related to the Transactions and the Acquisitions are preliminary and revisions to the fair value of assets acquired and liabilities assumed may have a significant impact on the pro forma adjustments. A final valuation of assets acquired and liabilities assumed has not been completed and the completion of fair value determinations may result in changes in the values assigned to property and equipment and other assets (including intangibles) acquired and liabilities assumed.

Revisions to the preliminary estimates set forth herein may have a significant impact on the pro forma amounts of total assets, total liabilities and equity, depreciation and amortization expense, interest expense and income tax expense. The actual adjustments will be made as of the closing date of the Merger, the Transactions and certain of the Acquisitions and may differ from those reflected in the summary unaudited pro forma combined financial data presented below. Such differences may be material.
The financial information that was utilized in developing the unaudited consolidated statement of operations for Team Health’s and IPC’s completed acquisitions was developed using each acquiree’s most appropriate historical financial information obtained as a part of the due diligence procedures during the acquisition process. All historical financial information was obtained from each acquiree’s internal financial reporting team and not necessarily subject to attestation by an independent auditor.
The unaudited pro forma financial information reflects the application of pro forma adjustments that are (1) directly attributable to the Transactions and the Acquisitions, (2) factually supportable and (3) expected to have a continuing impact on Team Health’s consolidated financial results. The unaudited pro forma financial information does not reflect any cost savings or synergies or associated costs to achieve such savings or synergies or other restructuring that may result from the Transactions and the Acquisitions.
The unaudited pro forma financial information is for illustrative purposes only and does not purport to represent what our financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2016
(In thousands)
	Team Health Historical	Transaction Adjustments	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$15,315	$(15,315)(a)	$—
Short-term investments	1,581	—	1,581
Accounts receivable, net	821,963	—	821,963
Prepaid expenses and other current assets	65,138	88,800(a)	149,571
		(4,367)(b)
Receivables under insured programs	38,913	—	38,913
Income tax receivable	3,287	—	3,287
Total current assets	946,197	69,118	1,015,315
Insurance subsidiaries and other investments	99,939	—	99,939
Receivables under insured programs	102,272	—	102,272
Deferred income taxes	48,625	—	48,625
Property and equipment, net	84,141	—	84,141
Other intangibles, net	320,477	—	320,477
Goodwill	2,485,591	2,701,090(c)	5,186,681
Other	383,333	—	383,333
Total Assets	$4,470,575	$2,770,208	$7,240,783
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$57,060	$—	$57,060
Accrued compensation and physician payable	323,709	—	323,709
Other accrued liabilities	305,931	—	305,931
Current maturities of long-term debt	390,120	(390,120)(a)	26,125
		26,125(b)
Total current liabilities	1,076,820	(363,995)	712,825
Long-term debt, less current maturities	2,298,985	(2,298,985)(a)	3,529,000
		3,529,000(b)
Other non-current liabilities	376,619		376,619
Common stock	743	(743)(c)	—
Additional paid in capital	876,908	(876,908)(c)	—
Retained earnings (deficit)	(164,039)	164,039(c)	(133,200)
		(133,200)(a)
Members equity	—	2,751,000(a)	2,751,000
TeamHealth shareholders’ equity	713,612	1,904,188	2,617,800
Noncontrolling interests	4,539	—	4,539
Total equity	718,151	1,904,188	2,622,339
Total liabilities and shareholders’ equity	$4,470,575	$2,770,208	$7,240,783

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015
(In thousands, except per share amounts)
	Team Health Historical	Completed Team Health Acquisitions Pro Forma Adjustments(d)(f)	Team Health Pro Forma	Transaction Adjustments	Pro Forma Combined
Net revenue before provision for uncollectibles	$5,999,458	$1,638,078	$7,637,536	—	$7,637,536
Provision for uncollectibles	2,402,211	655,894	3,058,105	—	3,058,105
Net Revenue	3,597,247	982,184	4,579,431	—	4,579,431
Professional service expense	2,836,474	719,238	3,555,712	—	3,555,712
Professional liability cost	107,505	22,427	129,932	—	129,932
General and administrative expenses (including contingent purchase and other acquisition compensation expense)	308,193	153,979	462,172	—	462,172
Other (income) expense, net	(1,935)	(2)	(1,937)	—	(1,937)
Transaction Cost	58,301	—	58,301	—	58,301
Depreciation	24,581	4,232	28,813	—	28,813
Amortization	83,581	1,196	84,777	—	84,777
Interest expense, net	30,986	1,124	32,110	(32,110)(b)	191,352
				191,352(b)
Loss on refinancing of debt	—	—	—	—	—
Earnings before income taxes	149,561	79,990	229,551	(159,242)	70,309
Provision for Taxes	66,786	30,720	97,506	(71,909)(h)	26,397
Net earnings including noncontrolling interests	82,775	49,270	132,045	(88,133)	43,912
Less: Net earnings attributable to noncontrolling interests	64	—	64	—	64
Net earnings (loss) attributable to TeamHealth	$82,711	$49,270	$131,981	$(88,133)	$43,848
Weighted average shares outstanding:
Basic	72,086		72,086		72,086
Diluted	73,807		73,807		73,807
TeamHealth earnings per share as reported:
Basic	$1.15		$1.83		$0.61
Diluted	$1.12		$1.79		$0.59
See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2016
(In thousands, except per share amounts)
	Team Health Historical	Completed Team Health Acquisitions Pro Forma Adjustments(f)	Team Health Pro Forma	Transaction Adjustments	Pro Forma Combined
Net revenue before provision for uncollectibles	$5,581,210	$220,349	$5,801,559	—	$5,801,559
Provision for uncollectibles	2,181,499	86,127	2,267,626	—	2,267,626
Net Revenue	3,399,711	134,222	3,533,933	—	3,533,933
Professional service expense	2,703,436	97,789	2,801,225	—	2,801,225
Professional liability cost	114,351	3,521	117,872	—	117,872
General and administrative expenses (including contingent purchase and other acquisition compensation expense)	300,925	11,528	312,453	—	312,453
Other (income) expense, net	(7,947)	—	(7,947)	—	(7,947)
Transaction Cost	48,337	—	48,337	—	48,337
Depreciation	25,081	—	25,081	—	25,081
Amortization	71,425	—	71,425	—	71,425
Interest expense, net	90,255	—	90,255	(90,255)(b)	143,994
			—	143,994(b)
Loss on refinancing of debt	1,069	—	1,069	—	1,069
Earnings before income taxes	52,779	21,385	74,164	(53,739)	20,425
Provision for Taxes	22,579	8,180	30,759	(22,990)(h)	7,769
Net earnings including noncontrolling interests	30,200	13,205	43,405	(30,749)	12,656
Less: Net earnings attributable to noncontrolling interests	266	—	266	—	266
Net earnings attributable to TeamHealth	$29,934	$13,205	$43,139	$(30,749)	$12,390
Weighted average shares outstanding:
Basic	73,823		73,823		73,823
Diluted	75,225		75,225		75,225
TeamHealth earnings per share as reported:
Basic	$0.41		$0.58		$0.17
Diluted	$0.40		$0.57		$0.16
See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2015
(In thousands, except per share amounts)
	Team Health Historical	Completed Team Health Acquisitions Pro Forma Adjustments(e)(f)	Team Health Pro Forma	IPC Historical	Completed IPC Acquisitions Pro Forma Adjustments(g)	IPC Pro Forma	Transaction Adjustments	Pro Forma Combined
Net revenue before provision for uncollectibles	$4,390,682	$755,678	$5,146,360	$563,165	$40,284	$603,449	—	$5,749,809
Provision for uncollectibles	1,773,062	534,312	2,307,374	13,581	955	14,536	—	2,321,910
Net Revenue	2,617,620	221,366	2,838,986	549,584	39,329	588,913	—	3,427,899
Professional service expense	2,058,876	168,291	2,227,167	396,037	29,733	425,770	—	2,652,937
Professional liability cost	81,371	5,375	86,746	12,081	943	13,024	—	99,770
General and administrative expenses (including contingent purchase and other acquisition compensation expense)	219,214	16,863	236,077	105,767	4,916	110,683	—	346,760
Other (income) expense, net	(182)	(0)	(182)	(2)	—	(2)	—	(184)
Transaction Cost	7,170	—	7,170	—	—	—	—	7,170
Depreciation	17,423	7	17,430	3,524	—	3,524	—	20,954
Amortization	62,085	2	62,087	996	—	996	—	63,083
Interest expense, net	14,132	2	14,134	936	—	936	(15,070)(b)	143,669
					—		143,669(b)
Loss on refinancing of debt	—	—	—	—	—	—	—	—
Earnings before income taxes	157,531	30,826	188,357	30,245	3,737	33,982	(128,559)	93,739
Provision for Taxes	65,178	12,626	77,804	11,493	1,420	12,913	(53,208)(h)	37,509
Net earnings including noncontrolling interests	92,353	18,200	110,553	18,752	2,317	21,069	(75,392)	56,230
Less: Net earnings attributable to noncontrolling interests	(78)	—	(78)	—	—	—	—	(78)
Net earnings attributable to TeamHealth	$92,431	$18,200	$110,631	$18,752	$2,317	$21,069	$(75,392)	$56,308
Weighted average shares outstanding:
Basic	71,900		71,900					71,900
Diluted	73,351		73,351					73,351
TeamHealth earnings per share as reported:
Basic	$1.29		$1.54					$0.78
Diluted	$1.26		$1.51					$0.77
See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2016
(In thousands, except per share amounts)
	Team Health Historical	Completed Team Health & IPC(i) Acquisitions Pro Forma Adjustments	TeamHealth Pro Forma	Transaction Adjustments	Pro Forma Combined
Net revenue before provision for uncollectibles	$7,189,986	$499,301	$7,689,287	$—	$7,689,287
Provision for uncollectibles	2,810,648	193,173	3,003,821	—	3,003,821
Net Revenue	4,379,338	306,127	4,685,465	—	4,685,465
Professional service expense	3,481,034	222,966	3,704,000	—	3,704,000
Professional liability cost	140,485	7,549	148,034	—	148,034
General and administrative expenses (including contingent purchase and other acquisition compensation expense)	389,904	37,961	427,865	—	427,865
Other (income) expense, net	(9,700)	(0)	(9,700)	—	(9,700)
Transaction Cost	99,468	—	99,468	—	99,468
Depreciation	32,239	701	32,940	—	32,940
Amortization	92,921	198	93,119	—	93,119
Interest expense, net	107,109	186	107,295	(107,295)	191,677
	—	—	—	191,677	—
Loss on refinancing of debt	1,069	—	1,069		1,069
Earnings before income taxes	44,809	36,567	81,376	(84,382)	(3,005)
Provision for Taxes	24,187	13,361	37,548	(40,891)	(3,334)
Net earnings including noncontrolling interests	20,622	23,207	43,829	(43,491)	338
Less: Net earnings attributable to noncontrolling interests	408	—	408	—	408
Net earnings attributable to TeamHealth	$20,214	$23,207	$43,421	$(43,491)	$(70)
Weighted average shares outstanding:
Basic	73,823		73,823		73,823
Diluted	75,225		75,225		75,225
TeamHealth earnings per share as reported:
Basic	$0.27		$0.59		$0.00
Diluted	$0.27		$0.58		$0.00
See accompanying notes to unaudited pro forma financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(In thousands, except per share amounts)
(a)
Reflects the incurrence of  $2.600 billion of term loans under the New Term Loan Facility and proceeds from the notes of approximately $1.015 billion to fund the Transactions. A detailed estimate of the sources and uses of cash associated with the Transaction are as follows.

Sources:
New $400mm Revolving Credit Facility	$—
New Term Loan Facility	2,600,000
Notes offered hereby	1,015,000
Sponsor equity	2,751,000
Total Sources	$6,366,000
Uses:
Equity purchase price	$3,362,000
Refinancing of existing debt	2,722,000(i)
Fees, Costs and Expenses	282,000(ii)
Total Uses	$6,366,000

(i)
Represents the total refinancing of net debt.

Current long term debt	$390,120
Noncurrent long term debt, net of deferred financing costs	2,298,985
Deferred Financing costs	48,335
Existing cash	(15,315)
Revolving credit facility increase	(125)
Total refinance	2,722,000

(ii)
Represents the estimated financing and other fees, costs and expenses in connection with the Transactions.

Fees and Expenses	$282,000
Deferred Fees and Expenses	60,000
Non-Deferred Fees and Expenses	$222,000
Tax Impact	88,800
After-tax Non-Deferred Fees and Expenses	$133,200

(b)
Represents the New Senior Secured Credit Facility and the notes offered hereby and repayment of existing Team Health debt in addition to the elimination of related deferred financing costs.

New Senior Secured Credit Facility and the notes offered hereby	$3,615,125(i)
Estimated total deferred financing costs	60,000
Current Portion	26,125
Long Term Portion	$3,529,000
Repayment of Team Health debt, net of deferred financing costs	(2,689,105)
Removal of former Team Health revolving credit facility deferred financing balance	(4,367)
Removal of Team Health’s total interest expense for year ended December 31, 2015	$32,110
Removal of Team Health’s total interest expense for nine months ended September 30, 2016	$90,255

Removal of Team Health’s total interest expense for nine months ended September 30, 2015	$15,070
Removal of Team Health’s total interest expense for twelve months ended September 30, 2016	$107,295
Total interest and amortization of deferred financing costs expense for the New Senior Secured Credit Facility and the notes offered hereby for the year ended December 31, 2015	$191,352
Total interest and amortization of deferred financing costs expense for the New Senior Secured Credit Facility and the notes offered hereby for the nine months ended September 30, 2016	$143,994
Total interest and amortization of deferred financing costs expense for the New Senior Secured Credit Facility and the notes offered hereby for the nine months ended September 30, 2015	$143,669
Total interest and amortization of deferred financing costs expense for the New Senior Secured Credit Facility and the notes offered hereby for the twelve months ended September 30, 2016	$191,677
If the weighted average interest rate of 5.09% of the New Senior Secured Credit Facilities and the notes offered hereby changed 0.25%, the total interest and amortization of deferred financing costs expense would be as follows:
	+0.25%	-0.25%
Total interest and amortization of deferred financing costs expense for the New Senior Secured Credit Facility and the notes offered hereby for the year ended December 31, 2015	$200,326	$182,379
Total interest and amortization of deferred financing costs expense for the New Senior Secured Credit Facility and the notes offered hereby for the nine months ended September 30, 2016	$150,742	$137,246
Total interest and amortization of deferred financing costs expense for the New Senior Secured Credit Facility and the notes offered hereby for the nine months ended September 30, 2015	$150,407	$136,931
Total interest and amortization of deferred financing costs expense for the New Senior Secured Credit Facility and the notes offered hereby for the twelve months ended September 30, 2016	$200,660	$182,694

(i)
$125 thousand of this is related to the revolving credit facility increased noted in tickmark (a)

(c)
Represents adjustments based on preliminary estimates of fair value and the adjustment to goodwill derived from the difference in the estimated total consideration and the estimated fair value of assets acquired and liabilities. The estimated consideration is based on the cash paid and the assumption of Team Health’s net debt (after adjustment for deferred financing costs, cash, and short term investments). Final consideration will be determined at the closing of the Transactions.

Estimated cash consideration	$3,362,000
Assumption of debt, less deferred financing costs, cash, and short term investments	2,720,419
$6,082,419
Accounts receivable	821,963
Prepaid expenses and other current assets	65,138(ii)
Deferred financing costs of Existing Revolving Credit Facility	(4,367)
Receivables under insured programs – current	38,913
Income tax receivable	3,287
Insurance sub and other investments	99,939
Receivables under insured programs – noncurrent	102,272
Deferred income taxes – noncurrent	48,625
Property and equipment	84,141
Intangibles, net	320,477
Other assets	383,333
Accounts payable – current	(57,060)
Accrued compensation and physician payable – current	(323,709)
Other accrued liabilities – current	(305,931)
Other long term liabilities – noncurrent	(376,619)
Noncontrolling interest	(4,539)
Fair value of assets acquired and liabilities assumed	$895,738
Estimated goodwill	5,186,681
Less: historical goodwill	2,485,591
Goodwill adjustment	$2,701,090
Common Stock	$743(i)
Additional Paid-in-Capital	$876,908(i)
Retained Earnings	$(164,039)(i)

(i)
The common stock, additional paid-in-capital, and retained earnings of Team Health will be adjusted to zero upon the closing of the Transaction.

(ii)
No removal of the tax impact of the non-deferred expenses and fees was necessary as the expenses and fees were classified separately in the Uses.

(d)
The amounts in this column represent pro forma adjustments for Team Health’s 11 completed acquisitions in 2015 for the period from January 1, 2015 to their closing dates and the pro forma adjustments for IPC’s 20 completed acquisitions in 2015 for the same period. Team Health’s acquisition of IPC was material. All other acquisitions were immaterial.

(e)
The amounts in this column represent pro forma adjustments for Team Health’s 11 completed acquisitions in 2015 for the period from January 1, 2015 to their closing dates (or, if earlier, September 30, 2015). This adjustment excludes the IPC transaction. All acquisitions in this column were immaterial.

(f)
The amounts in this column represent pro forma adjustments for Team Health’s 11 completed acquisitions in 2016 for the period from January 1, 2016 to their closing dates (or, if earlier, September 30, 2016) or, if included in prior year, for the period from January 1, 2015 to September 30, 2015 or December 31, 2015, as appropriate. All acquisitions in this column were immaterial.

(g)
The amounts in this column represent pro forma adjustments for IPC’s 20 completed acquisitions in 2015 for the period from January 1, 2015 to their closing dates (or, if earlier, September 30, 2015). All acquisitions in this column were immaterial.

(h)
Reflects adjustments to income taxes to reflect the impact of the above pro forma adjustments applying combined U.S. federal and state statutory tax rates.

(i)
The amounts in this column represent pro forma adjustments on a last twelve month basis on September 30, 2016 for all acquisitions during that period by Team Health and IPC, including the acquisition of IPC by Team Health.

NJ USAO Subpoena
The Company received a subpoena from the Eastern District of New Jersey United States Attorney’s Office (“NJ USAO”) on December 12, 2016. The subpoena sought documents related to the Company’s acquisition of emergency department physician practices as well as its nationwide critical care and emergency department coding and billing. The Company is working with the NJ USAO to respond to the document requests. The Company is currently unable to determine the potential impact, if any, that will result from this matter.